UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2005

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 Presidents Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2005 (the “Signing Date”), Super Vision International, Inc. (the “Company”) entered into an employment and non-competition agreement (the “Employment Agreement”) with Michael A. Bauer. The Employment Agreement provides that Mr. Bauer shall serve as President and Chief Executive Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the Signing Date until December 31, 2005, Mr. Bauer will continue in his position as Vice President of Sales and Marketing of the Company.

The Employment Agreement provides that Mr. Bauer shall receive a base salary of $180,000 per annum (which base salary may be increased based on Mr. Bauer’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement), performance bonus compensation of up to $190,000 and a monthly automobile allowance of $1,000. Mr. Bauer shall also receive a one-time moving allowance of $25,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, subject to Mr. Bauer’s continued employment with the Company on the applicable grant and vesting dates, the Company has agreed to grant Mr. Bauer certain options to purchase the Company’s class A common stock (the “Stock Options”). Pursuant to the Employment Agreement, Mr. Bauer is entitled to receive the following Stock Options: (i) an option to purchase 40,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on the Signing Date, which is fully vested on the Signing Date; (ii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2007 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2007 and 50,000 shares on March 31, 2007, provided that the Company achieves certain financial milestones set forth in the Company’s 2006 Board approved operating plan; and (iii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2008 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2008 and 50,000 shares on March 31, 2008, provided that the Company achieves certain financial milestones set forth in the Company’s 2007 Board approved operating plan. If the financial milestones are not achieved by the Company, a percentage of the applicable Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Bauer’s employment by the Company for any reason other than cause of disability, Mr. Bauer shall receive twelve months base salary. The Employment Agreement also contains confidentiality and non-competition provisions. The forgoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On September 9, 2005, the Company and Brett M. Kingstone, the Company’s President, Chief Executive Officer and Chairman of the Board, entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provides that upon stepping down from his position as President and Chief Executive Officer of the Company, effective January 1, 2006, Mr. Kingstone will serve as a consultant to the Company. The Transition Agreement provides that on or before January 1, 2006 Mr. Kingstone shall receive $70,000 and payment of unpaid accrued expenses and benefits as of December 31, 2005 (the “Severance Payment”) in complete satisfaction of any severance or other obligation of the Company to Mr. Kingstone under his Employment Agreement with the Company dated January 1, 1994 (the “Existing Employment Agreement”) and $5,000 to assist in the transition to an offsite office. The Transition Agreement further provides that for individual consulting projects requiring over 10 hours of time, upon prior approval, Mr. Kingstone will receive a consulting fee of $100 per hour. The Transition Agreement authorizes Mr. Kingstone to perform certain consulting services for the Company in the first half of 2006 for total compensation not to exceed $10,000 per month. The Transition Agreement provides that Mr. Kingstone’s consulting relationship with the Company may be terminated at any time at either party’s option. Subject to re-election by the Company’s stockholders and board of directors, Mr. Kingstone will remain as Chairman of the Board of Directors of the Company for 2006. In consideration for serving as chair for 2006, the Company will pay Mr. Kingstone $15,000 on the date of the 2006 annual stockholders meeting and such additional compensation as is paid to all outside directors of the Company.

The Transition Agreement also provides that in consideration of the Severance Payment, Mr. Kingstone will continue to work toward collecting the judgment awarded to the Company in a lawsuit filed by the Company against various defendants in the Circuit Court in and for Orange County Florida (case number CI-99-9392) and any sums that can be obtained by the Company in certain related litigation. The Transition Agreement amends the Contingent Proceeds Participation Agreement between the Company and Mr. Kingstone dated September 19, 2003 by, among other things, increasing the percentage of net proceeds received by the Company from such litigation that is payable to Mr. Kingstone from 25% to 50% in consideration of Mr. Kingstone’s continuing collection activities relating to such lawsuits.

The Transition Agreement further provides that the Company shall (i) transfer ownership to Mr. Kingstone of his Company laptop computer; (ii) grant Mr. Kingstone a fully vested stock option to purchase 60,000 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Transition Agreement and (iii) subject to shareholder approval, grant to Mr. Kingstone a fully vested warrant to purchase 289,187 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Transition Agreement.

The Transition Agreement also provides that Mr. Kingstone shall enter into a non-competition, confidential information and invention assignment agreement with the Company. Except as set forth herein, the Transition Agreement supersedes all prior employment agreements between the Company and Mr. Kingstone including the Existing Employment Agreement, which will terminate effective December 31, 2005. The forgoing description of the Transition Agreement is qualified in its entirety by the terms of the Transition Agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Transition Agreement supercedes the Existing Employment Agreement between the Company and Mr. Kingstone, which will terminate effective December 31, 2005, and all other agreements, plans, programs, policies and arrangements relating to the terms of Mr. Kingstone’s employment with the Company. The material terms of the Transition Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On September 14, 2005, the Company announced that Mr. Kingstone will step down as the President and Chief Executive Officer of the Company effective January 1, 2006. Mr. Kingstone shall remain as the Chairman of the Board and shall serve as a consultant to the Company pursuant to the terms of the Transition Agreement described under Item 1.01 above and incorporated by reference into this Item 5.02(b). A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(b).

(c)

On September 14, 2005, the Company announced the appointment of Mr. Bauer as President and Chief Executive Officer of the Company, effective January 1, 2006. Since October 2004, Mr. Bauer has served as Vice President of Sales and Marketing of the Company. From 2002 until joining the Company, Mr. Bauer served as an executive consultant to General Electric, Lighting Systems Division and owned and operated Pro Lighting, Inc., a sports lighting systems supplier. From 2000 to 2002, he served as vice president of sales for Lighting Corporation of America, a nine-brand division of US Industries, Inc. and from 1998 though 2000 as vice president of sales for Cooer Lighting, a division of Cooper Industries. From 1995 to 1998, Mr. Bauer oversaw the Lumark, McGraw-Edison and Cooper Utility brands for Cooper Lighting. Mr. Bauer began his career with General Electric’s Lighting Division in 1988 and held various roles in operations, product development and sales management.

Mr. Bauer’s employment as the President and Chief Executive Officer of the Company is subject to the terms of the Employment Agreement described under Item 1.01 above and incorporated by reference into this Item 5.02(c). A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(c).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael A. Bauer dated September 9, 2005.

10.2	Transition agreement between the Company and Brett M. Kingstone dated September 9, 2005.

99.1	Press Release issued by Super Vision International, Inc. on September 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2005	SUPER VISION INTERNATIONAL, INC.

/s/ Danilo A. Regalado
Name: Danilo A. Regalado
Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Michael A. Bauer dated September 9, 2005.

10.2	Transition agreement between the Company and Brett M. Kingstone dated September 9, 2005.

99.1	Press Release issued by Super Vision International, Inc. on September 14, 2005.